UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2015

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, Proto Labs, Inc. (the “Company”) entered into a Severance Agreement with John A. Way, the Company’s Chief Financial Officer, on December 1, 2014 in connection with the commencement of Mr. Way’s employment with the Company. On April 6, 2015, the Company entered into Severance Agreements with the following executive officers of the Company (each an “Officer” and, together, the “Officers”) on terms substantially the same as the terms in Mr. Way’s Severance Agreement:

●	Robert Bodor, Vice President/General Manager – Americas

●	Renee Conklin, Vice President Global Human Resources

●	William M. Dietrick, Vice President Global Marketing

●	Donald G. Krantz, Executive Vice President and Technology Officer

●	William R. Langton, Executive Vice President Finance and Secretary

●	Thomas Pang, Japan Country Manager

●	Jacqueline D. Schneider, Vice President Global Sales

●	John B. Tumelty, Vice President/General Manager and Managing Director – Europe, Middle East and Africa

Each Officer’s Severance Agreement supersedes any previous severance agreement such Officer had with the Company. Each Severance Agreement with the Officers provides that if the Company voluntarily terminates the Officer’s employment without cause (and other than as a result of such Officer’s death or disability), or if the Officer resigns for good reason (either such event being a “Qualifying Termination”), provided that the Officer complies with certain conditions, including execution of a general waiver and release of claims in favor of the Company, then such Officer will be entitled to certain benefits summarized below. If the Officer’s employment with the Company terminates during the term of such Officer’s Severance Agreement and prior to any change in control or after the 18-month period following a change in control (the “Transition Period”), and if the termination is a Qualifying Termination, then, subject to certain conditions:

●

the Company will pay the Officer an amount equal to such Officer’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	the Company will pay the Officer a pro rata cash incentive bonus amount calculated in accordance with such Officer’s Severance Agreement, payable in a lump sum;

●	the Company will pay its share of premiums due for the Officer and such Officer’s eligible dependents for the first 12 months of coverage under COBRA; and

●

if the Officer has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately, as calculated in accordance with such Officer’s Severance Agreement.

If a change in control occurs during the term of the Officer’s Severance Agreement and such Officer’s termination date occurs on the date of the change in control or during the Transition Period, and if the termination is a Qualifying Termination, then, subject to certain conditions:

●

the Company will pay the Officer an amount equal to such Officer’s annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●

the Company will pay the Officer an amount equal to the sum of (i) such Officer’s target annual cash incentive bonus for the calendar year in which such Officer’s employment with the Company terminates plus (ii) a pro rata cash incentive bonus amount calculated in accordance with such Officer’s Severance Agreement, payable in a lump sum;

●	the Company will pay its share of premiums due for the Officer and such Officer’s eligible dependents for the first 12 months of coverage under COBRA; and

●	if the Officer has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on such Officer’s termination date.

If the Officer’s termination date occurs during the term of such Officer’s Severance Agreement and within 90 days prior to a change in control, and if the termination is a Qualifying Termination and the Officer reasonably demonstrates within 30 days after the change in control that the Qualifying Termination arose in connection with or in anticipation of the change in control, then, in addition to the compensation the Officer otherwise is entitled to receive in connection with a Qualifying Termination pursuant to such Officer’s Severance Agreement, the Company will:

●	pay the Officer an amount equal to such Officer’s target annual cash incentive bonus for the calendar year in which such Officer’s employment with the Company terminates, payable in a lump sum; and

●	pay the Officer an amount equal to the value of any unvested equity-based awards held by such Officer as of the termination date that were forfeited as of the termination date.

The foregoing description of the Severance Agreements is qualified in its entirety by reference to the full text of the Form of Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

10.1                Form of Severance Agreement with Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	April 6, 2015	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

10.1	Form of Severance Agreement with Executive Officers	Filed electronically

5